UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 4, 2016 (October 3, 2016)

HOLLYFRONTIER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-03876	75-1056913
(State of Incorporation)	(Commission	(I.R.S. Employer
	File Number)	Identification Number)

2828 N. Harwood, Suite 1300, Dallas, Texas 75201

(Address of Principal Executive Offices)

(214) 871-3555

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 3, 2016, HollyFrontier Woods Cross Refining LLC (“HFWCR”), a wholly-owned subsidiary of HollyFrontier Corporation (“HollyFrontier”) closed its previously announced sale to Holly Energy Partners – Operating, L.P. (“HEP Operating”), a wholly-owned subsidiary of Holly Energy Partners, L.P. (“HEP”), of an atmospheric distillation tower (the “CDU 2”), a fluid catalytic cracking unit (the “FCC 2”) and a polymerization unit (the “Poly” and, together with the FCC 2 and the CDU 2, the “Assets”) located at the West Bountiful, Utah refinery (the “Woods Cross Refinery”) owned by HFWCR (the “Acquisition”). The Acquisition is effective as of October 1, 2016. HollyFrontier controls the general partner of HEP.

LLC Interest Purchase Agreement

On October 3, 2016, HollyFrontier, HFWCR, HEP Operating, and HEP entered into a LLC Interest Purchase Agreement (the “Purchase Agreement”), with an effective date of October 1, 2016, pursuant to which HEP Operating acquired from HFWCR all of the issued and outstanding membership interests (the “Interests”) of Woods Cross Operating LLC (“Woods Cross Operating”), which owns the Assets. The cash consideration paid by HEP Operating for the Interests was approximately $278 million. The consideration was funded with approximately $100 million in proceeds from a previously disclosed private placement of HEP common units to certain clients of Tortoise Capital Advisors, L.L.C. and the balance with borrowings under HEP’s credit facility. The Acquisition was closed simultaneously with the signing of the Purchase Agreement. HollyFrontier controls the general partner of HEP.

As disclosed in HollyFrontier’s periodic reports, the appeal proceeding challenging the Utah Department of Environmental Quality’s decision to uphold the air quality permit issued to HFWCR authorizing the expansion units at the Woods Cross Refinery is still pending. The Purchase Agreement provides HEP Operating with the option to compel HFWCR to repurchase the Interests for the full purchase price paid by HEP Operating if the Assets are required to be idled for 90 or more days as a result of a final decision in the appeal proceedings. If HEP Operating does not exercise the foregoing right and, by reason of the appeal proceedings, the Assets must be modified, then HFWCR will be responsible for the costs of such modifications.

Pursuant to the Purchase Agreement, HollyFrontier guaranteed the payment of certain obligations of HFWCR under the Purchase Agreement, and HEP guaranteed the payment of certain obligations of HEP Operating under the Purchase Agreement.

The description of the Purchase Agreement herein is qualified by reference to the copy of the Purchase Agreement filed as Exhibit 10.1 to this report, which is incorporated by reference into this report in its entirety.

Amended and Restated Master Tolling Agreement (Operating Assets)

On October 3, 2016, in connection with the closing of the Acquisition, HFWCR and HEP Operating entered into an Amended and Restated Master Tolling Agreement (Operating Assets) (the “Tolling Agreement”) with an effective date of October 1, 2016. The Tolling Agreement amends and restates the Tolling Agreement (Operating Assets), dated effective as of November 1, 2015, to, among other things, include the Assets within the scope thereof. The initial term of the Tolling Agreement in respect of the Assets is 15 years, and HFWCR has the option to extend the term for one additional five-year period.

Pursuant to the Tolling Agreement, HEP Operating will provide processing services to HFWCR with respect to the Assets. HFWCR will pay HEP Operating the following:

•	a tolling fee on the CDU 2 of $2.56/barrel of certain products based on a minimum commitment of 14,625 barrels per day;

•	a tolling fee on the FCC 2 of $12.39/barrel of certain products based on a minimum commitment of 7,600 barrels per day; and

•	a tolling fee on the Poly of $9.72/barrel of certain products based on a minimum commitment of 2,438 barrels per day.

The tolling fees are subject to various adjustments, including limited upward adjustments (a) for changes in the Producer Price Index-Commodities-Finished Goods (“PPI”) produced by the U.S. Department of Labor, Bureaus of Statistics, (b) for changes to the base pay under the union contract applicable to the Wood Cross Refinery, (c) if actual operating expenses for the Assets exceed assumed operating expenses, and (d) if the costs and expenses, including catalysts, reasonably incurred by HEP Operating in the first turnaround of the Assets exceed the accrued turnaround cost. In addition, (i) if the aggregate cost of gas incurred by HEP Operating in connection with the operation of the CDU 2 exceeds $11,871, HFWCR will reimburse HEP Operating the amount by which such aggregate cost exceeds $11,871 and (ii) if the aggregate cost of gas incurred by HEP Operating in connection with the operation of the FCC 2 exceeds $11,566, HFWCR will reimburse HEP Operating the amount by which such aggregate cost exceeds $11,566.

Pursuant to the Tolling Agreement, HollyFrontier guaranteed the obligations of HFWCR under the Tolling Agreement, and HEP guaranteed the obligations of HEP Operating.

The description of the Tolling Agreement herein is qualified by reference to the copy of the Tolling Agreement, filed as Exhibit 10.2 to this report, which is incorporated by reference into this report in its entirety.

Amended and Restated Omnibus Agreement

On October 3, 2016, in connection with the closing of the Acquisition, HollyFrontier, HEP and certain of their respective subsidiaries entered into a Sixteenth Amended and Restated Omnibus Agreement (the “Amended and Restated Omnibus Agreement”), with an effective date of October 1, 2016. The Amended and Restated Omnibus Agreement amends and restates the Fifteenth Amended and Restated Omnibus Agreement, dated effective as of March 31, 2016, to, among other things, subject the Assets to HollyFrontier’s right of first refusal to purchase HEP’s assets that serve HollyFrontier’s refineries.

The description of the Amended and Restated Omnibus Agreement herein is qualified by reference to the copy of the Amended and Restated Omnibus Agreement, filed as Exhibit 10.3 to this report, which is incorporated by reference into this report in its entirety.

Amended and Restated Secondment Agreement

On October 3, 2016, in connection with the closing of the Acquisition, Holly Logistic Services, L.L.C. (“Holly GP”), the general partner of the general partner of HEP, HEP Operating, and certain subsidiaries of HEP (collectively, the “Partnership Group”) and HFWCR and certain subsidiaries of HollyFrontier (collectively, the “HollyFrontier Group”) entered into a Third Amended and Restated Services and Secondment Agreement (the “Amended and Restated Services and Secondment Agreement”), with an effective date of October 1, 2016. The Amended and Restated Services and Secondment Agreement amends and restates the Second Amended and Restated Services and Secondment Agreement, dated effective as of March 31, 2016, to, among other things, provide for the secondment of employees by the HollyFrontier Group to the Partnership Group for the purposes of performing operational, maintenance and management activities related to the Assets. During their period of secondment, the seconded employees will be under the management and supervision of the Partnership Group.

The Partnership Group will reimburse the applicable HollyFrontier Group member for all necessary and reasonable costs and expenses incurred by such HollyFrontier Group member with respect to the seconded employees, including their wages and benefits, based on either the percentage of time such seconded employee provides services to the Partnership Group or time such seconded employee actually spends providing services to the Partnership Group.

The description of the Amended and Restated Services and Secondment Agreement herein is qualified by reference to the copy of the Amended and Restated Services and Secondment Agreement, filed as Exhibit 10.4 to this report, which is incorporated by reference into this report in its entirety.

Amended and Restated Master Lease and Access Agreement

On October 3, 2016, in connection with the closing of the Acquisition, HFWCR, Woods Cross Operating and certain other subsidiaries of HollyFrontier and HEP, entered into a Third Amended and Restated Master Lease and Access Agreement (the “Amended and Restated Master Lease and Access Agreement”), with an effective date of October 1, 2016. The Amended and Restated Master Lease and Access Agreement amends and restates the Second Amended and Restated Master Lease and Access Agreement, dated effective as of March 31, 2016, to provide for a 50-year initial term lease by HFWCR to Woods Cross Operating, for a nominal amount, of the real property on which the Assets are situated. Pursuant to the terms of the Amended and Restated Master Lease and Access Agreement, HFWCR has agreed to permit Woods Cross Operating and its affiliates to have access to the Assets. The Amended and Restated Master Lease and Access Agreement also provides that, following termination or expiration of the Tolling Agreement with respect to the Assets, HFWCR will have the option to purchase the Assets for fair market value.

The description of the Amended and Restated Master Lease and Access Agreement herein is qualified by reference to the copy of the Amended and Restated Master Lease and Access Agreement, filed as Exhibit 10.5 to this report, which is incorporated by reference into this report in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	LLC Interest Purchase Agreement dated as of October 3, 2016 by and between HollyFrontier Corporation, HollyFrontier Woods Cross Refining LLC, Holly Energy Partners – Operating, L.P. and Holly Energy Partners, L.P.

10.2	Master Tolling Agreement (Operating Assets) dated as of October 3, 2016 by and between HollyFrontier El Dorado Refining LLC, HollyFrontier Woods Cross Refining LLC, Holly Energy Partners-Operating L.P., HollyFrontier Corporation and Holly Energy Partners, L.P.

10.3	Sixteenth Amended and Restated Omnibus Agreement dated as of October 3, 2016 by and among HollyFrontier Corporation, Holly Energy Partners, L.P. and certain of their respective subsidiaries

10.4	Third Amended and Restated Services and Secondment Agreement dated as of October 3, 2016 by and among Holly Logistic Services, L.L.C., certain subsidiaries of Holly Energy Partners, L.P. and certain subsidiaries of HollyFrontier Corporation

10.5	Third Amended and Restated Master Lease and Access Agreement dated as of October 3, 2016 by and among certain subsidiaries of Holly Energy Partners, L.P. and certain subsidiaries of HollyFrontier Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLYFRONTIER CORPORATION

By:	/s/ Douglas S. Aron
	Name:	Douglas S. Aron
	Title:	Executive Vice President and Chief Financial Officer

Date: October 4, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	LLC Interest Purchase Agreement dated as of October 3, 2016 by and between HollyFrontier Corporation, HollyFrontier Woods Cross Refining LLC, Holly Energy Partners – Operating, L.P. and Holly Energy Partners, L.P.

10.2	Master Tolling Agreement (Operating Assets) dated as of October 3, 2016 by and between HollyFrontier El Dorado Refining LLC, HollyFrontier Woods Cross Refining LLC, Holly Energy Partners-Operating L.P., HollyFrontier Corporation and Holly Energy Partners, L.P.

10.3	Sixteenth Amended and Restated Omnibus Agreement dated as of October 3, 2016 by and among HollyFrontier Corporation, Holly Energy Partners, L.P. and certain of their respective subsidiaries

10.4	Third Amended and Restated Services and Secondment Agreement dated as of October 3, 2016 by and among Holly Logistic Services, L.L.C., certain subsidiaries of Holly Energy Partners, L.P. and certain subsidiaries of HollyFrontier Corporation

10.5	Third Amended and Restated Master Lease and Access Agreement dated as of October 3, 2016 by and among certain subsidiaries of Holly Energy Partners, L.P. and certain subsidiaries of HollyFrontier Corporation